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                                                                   EXHIBIT 10.13

                          OPTION CANCELLATION AGREEMENT

         This OPTION CANCELLATION AGREEMENT (this "Cancellation Agreement") dated as of May 20, 2003 by and between WERNER HOLDING CO. (PA), INC., a Pennsylvania corporation (the "Company"), and Dennis G. Heiner, an option holder of the Company (the "Holder").

                                 R E C I T A L S

         WHEREAS, pursuant to the Company's Stock Incentive Plan (the "Option Plan"), the Holder is a party to one or more Stock Option Agreements between the Company and the Holder pursuant to which the Holder has been granted options to purchase the number of shares of Class C Common Stock, par value $0.01 per share, of the Company (the "Class C Stock") set forth below such Holder's name on the signature page of such Stock Option Agreements;

         WHEREAS, the Company intends to effect a recapitalization and redemption of its capital (the "Transaction") as specified in the Recapitalization and Stock Purchase Agreement dated as of the date hereof by and between the Company and certain parties signatories thereto (the "Stock Purchase Agreement");

         WHEREAS, subject to and upon the consummation of the Transaction, the Company and the Holder desire to provide for the cancellation and surrender of options set forth below the Holder's name on the signature page hereto under the heading "Cancelled Options" (the "Cancelled Options") in exchange for an amount in cash set forth on the signature page hereto under the heading "Cash Amount" (the "Cash Amount") and reduced by the amount of withholding or other taxes required by law to be withheld ("Taxes Withheld"); and

         WHEREAS, any capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Stock Purchase Agreement.

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

                                    AGREEMENT

         1. Cancellation. The Holder and the Company hereby agree that subject to, and on the closing date of the Transaction, the Cancelled Options shall be automatically cancelled and surrendered in exchange for payment to the Holder of the Cash Amount.

         2. Adjustment for Transaction. Giving effect to the cancellation of the Cancelled Options, the remaining options held by the Holder shall be vested and shall be reclassified as options to purchase the number of Post Recapitalization Class C Stock set forth below the Holder's name on the signature page hereto under the heading "Option to Purchase Post Recapitalization Class C Stock." The Holder acknowledges that the adjustments contemplated by this Cancellation Agreement are in full satisfaction of Section 13 of the Option Plan, and except as provided in this Cancellation Agreement, the Holder shall have no further rights to any



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additional adjustments, cash proceeds or dilution rights in connection with the
Transaction pursuant to the Option Plan or any of the Option Agreements. The Holder waives any dilution rights Holder may have pursuant to the Option Plan or the Option Agreement in connection with the Transaction.

         3. General. This document constitutes the final, complete, and exclusive embodiment of the entire agreement and understanding between the parties related to the subject matter hereof and supersedes and preempts any prior or contemporaneous understandings, agreements, or representations by or between the parties, written or oral. This Cancellation Agreement is intended to bind and inure to the benefit of and be enforceable by the Holder and the Company, and their respective successors and assigns. No amendments or other modifications to this Cancellation Agreement may be made except by a writing signed by both parties. No amendment or waiver of this Cancellation Agreement requires the consent of any individual, partnership, corporation or other entity not a party to this Cancellation Agreement. Nothing in this Cancellation Agreement, express or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Cancellation Agreement. All questions concerning the construction, validity and interpretation of this Cancellation Agreement will be governed by the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law.




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         IN WITNESS WHEREOF, the parties hereto have executed this Cancellation
Agreement effective as of the date first written above.


                          ------------------------------------------------------
                          Dennis G. Heiner

                          CANCELLED OPTIONS:                        722.0653


                          OPTIONS TO PURCHASE POST
                          RECAPITALIZATION CLASS C STOCK:           527.9347


                          CASH AMOUNT: * $870,568.19





                          WERNER HOLDING CO. (PA), INC.




                          By:
                             -------------------------------------------
                          Name:  Eric J. Werner
                          Title: Vice President, Secretary & General Counsel








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*    Please note, such amount constitutes the gross Cash Amount before all applicable withholdings or other taxes are withheld by the Company, as required by law. The net Cash Amount should be treated as taxable income.